Exhibit 3.4

CERTIFICATE OF SECRETARY

AMENDMENT TO THE BYLAWS OF
ODETICS, INC.

The undersigned does hereby certify that:

(1)                                  He is the duly elected and acting secretary of Odetics, Inc., a Delaware corporation (the “Corporation”); and

(2)                                  The first sentence of Section 1 of Article III of the Bylaws of the Corporation has been amended to read in full as follows:

“The Board of Directors shall consist of not less than five nor more than nine members, the exact number of which shall be nine until changed, within the limits specified above by a bylaw amending this Section 1, duly adopted by the Board of Directors or by the stockholders.”

(3)                                  The foregoing amendment to the Bylaws of the Corporation was duly adopted by the Board of Directors at a meeting held on April 23, 1998 and continued on April 24, 1998.

IN WITNESS WHEREOF, the undersigned has executed this Certificate to be effective as of the 24th day of April 1998.

/S/ JERRY MUENCH
Jerry Muench, Secretary

CERTIFICATE OF SECRETARY

AMENDMENT TO THE BYLAWS OF
ODETICS, INC.

The undersigned does hereby certify that:

(1)                                  He is the duly elected and acting assistant secretary of Odetics, Inc., a Delaware corporation (the “Corporation”); and

(2)                                  The first sentence of Section 1 of Article III of the Bylaws of the Corporation shall be amended and restated to read in full as follows:

“The Board of Directors shall consist of not less than five nor more than nine members, the exact number of which shall be eight until changed, within the limits specified above by a bylaw amending this Section 1, duly adopted by the Board of Directors or by the stockholders.”

(3)                                  The foregoing amendment to the Bylaws of the Corporation was duly adopted by the Board of Directors by unanimous written consent dated August 10, 2001.

IN WITNESS WHEREOF, the undersigned has executed this Certificate to be effective as of the 10th day of August 2001.

/S/ GARY SMITH
Gary Smith, Assistant Secretary